Exhibit 99.1

UMB Financial Corporation News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Stephanie Hague: 816.729.1027

Investor Relations Contact: Kay Gregory: 816.860.7106

UMB Financial Corporation Reports Third Quarter Net Income of $109.6 Million and Net Operating Income(i) of $110.4 Million.

Third Quarter 2024 Financial Highlights

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GAAP net income of $109.6 million, or $2.23 per diluted share.
•
Net operating income(i) of $110.4 million, or $2.25 per diluted share.
•
Average loans increased 9.8% on a linked-quarter, annualized basis, to $24.4 billion.
•
Average loans increased $1.6 billion, or 7.2%, as compared to the third quarter of 2023.
•
Average deposits increased 11.1% on a linked-quarter, annualized basis, to $35.3 billion.
•
Credit quality remained strong, with net charge-offs of just 0.08% of average loans for the nine months ended September 30, 2024.

KANSAS CITY, Mo. (October 29, 2024) – UMB Financial Corporation (Nasdaq: UMBF), a financial services company, announced net income for the third quarter of 2024 of $109.6 million, or $2.23 per diluted share, compared to $101.3 million, or $2.07 per diluted share, in the second quarter (linked quarter) and $96.6 million, or $1.98 per diluted share, in the third quarter of 2023.

Net operating income, a non-GAAP financial measure reconciled later in this release to net income, the nearest comparable GAAP measure, was $110.4 million, or $2.25 per diluted share, for the third quarter of 2024, compared to $105.9 million, or $2.16 per diluted share, for the linked quarter and $98.4 million, or $2.02 per diluted share, for the third quarter of 2023. Operating pre-tax, pre-provision income (operating PTPP), a non-GAAP measure reconciled later in this release to the components of net income before taxes, the nearest comparable GAAP measure, was $154.6 million, or $3.15 per diluted share, for the third quarter of 2024, compared to $146.8 million, or $3.00 per diluted share, for the linked quarter, and $126.6 million, or $2.60 per diluted share, for the third quarter of 2023. These operating PTPP results represent increases of 5.3% on a linked-quarter basis and 22.1% compared to the third quarter of 2023.

“We are pleased with another quarter of solid financial performance across the board,” said Mariner Kemper, UMB Financial Corporation chairman and chief executive officer. “Strong institutional banking activity contributed to the 9.5% increase in fee income compared to the linked quarter, and near-double digit annualized loan growth drove net interest income higher. Net interest margin decreased five basis points sequentially due largely to the decline in average noninterest-bearing deposit balances driven by net client disbursements within our asset servicing and corporate trust lines of business, which can be episodic in nature. Asset quality remains strong as evidenced by only eight basis points of net charge-offs to average loans on a year-to-date basis; the higher provision expense in the quarter largely reflects the impact of $793.3 million in net loan growth that was driven by record top-line loan production of $1.4 billion.”

“We are on track to complete our pending acquisition of Heartland Financial, subject to regulatory and other approvals, in the first quarter of 2025. Our preparations for legal day one of the acquisition are well underway, with many cross-functional workstreams collaborating with personnel from Heartland Financial. This financially and strategically compelling combination will add further diversity and scale to our already well-diversified financial model. We look forward to serving our prospective clients and geographies as well as welcoming new associates to our UMB family.”

(i) A non-GAAP financial measure reconciled later in this release to net income, the nearest comparable GAAP measure.

Third Quarter 2024 earnings discussion

Summary of quarterly financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	Q3	Q2	Q3
	2024	2024	2023
Net income (GAAP)	$109,643	$101,345	$96,554
Earnings per share - diluted (GAAP)	2.23	2.07	1.98

Operating pre-tax, pre-provision income (Non-GAAP)(i)	154,594	146,840	126,592
Operating pre-tax, pre-provision earnings per share - diluted (Non-GAAP)(i)	3.15	3.00	2.60

Operating pre-tax, pre-provision income - FTE (Non-GAAP)(i)	161,195	153,247	133,151
Operating pre-tax, pre-provision earnings per share - FTE - diluted (Non-GAAP)(i)	3.28	3.13	2.73

Net operating income (Non-GAAP)(i)	110,358	105,873	98,400
Operating earnings per share - diluted (Non-GAAP)(i)	2.25	2.16	2.02

GAAP
Return on average assets	1.01%	0.96%	0.97%
Return on average equity	12.63	12.73	13.25
Efficiency ratio	61.69	63.37	64.51

Non-GAAP(i)
Operating return on average assets	1.01%	1.00%	0.99%
Operating return on average equity	12.71	13.30	13.50
Operating efficiency ratio	61.46	61.86	63.83

(i) See reconciliation of Non-GAAP measures to their nearest comparable GAAP measures later in this release.

Summary of year-to-date financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)	September	September
	YTD	YTD
	2024	2023
Net income (GAAP)	$321,246	$279,101
Earnings per share - diluted (GAAP)	6.56	5.73

Operating pre-tax, pre-provision income (Non-GAAP)(i)	458,885	389,890
Operating pre-tax, pre-provision earnings per share - diluted (Non-GAAP)(i)	9.37	8.00

Operating pre-tax, pre-provision income - FTE (Non-GAAP)(i)	478,409	409,579
Operating pre-tax, pre-provision earnings per share - FTE - diluted (Non-GAAP)(i)	9.76	8.40

Net operating income (Non-GAAP)(i)	336,943	285,077
Operating earnings per share - diluted (Non-GAAP)(i)	6.88	5.85

GAAP
Return on average assets	1.01%	0.95%
Return on average equity	13.13	13.18
Efficiency ratio	62.82	64.40

Non-GAAP(i)
Operating return on average assets	1.06%	0.97%
Operating return on average equity	13.77	13.46
Operating efficiency ratio	61.12	63.68

Summary of revenue	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q3	CQ vs.	CQ vs.
	2024	2024	2023	LQ	PY
Net interest income	$247,376	$245,108	$222,287	$2,268	$25,089
Noninterest income:
Trust and securities processing	74,222	70,010	66,668	4,212	7,554
Trading and investment banking	7,118	5,461	3,771	1,657	3,347
Service charges on deposit accounts	20,089	22,261	21,080	(2,172)	(991)
Insurance fees and commissions	282	267	272	15	10
Brokerage fees	15,749	14,020	13,400	1,729	2,349
Bankcard fees	22,394	22,346	19,296	48	3,098
Investment securities gains (losses), net	2,623	(1,867)	271	4,490	2,352
Other	16,266	12,421	8,559	3,845	7,707
Total noninterest income	$158,743	$144,919	$133,317	$13,824	$25,426
Total revenue	$406,119	$390,027	$355,604	$16,092	$50,515
Net interest income (FTE)	$253,977	$251,515	$228,846
Net interest margin (FTE)	2.46%	2.51%	2.43%
Total noninterest income as a % of total revenue	39.1	37.2	37.5

Net interest income

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Third quarter 2024 net interest income totaled $247.4 million, an increase of $2.3 million, or 0.9%, from the linked quarter, driven primarily by continued growth in average loans and higher levels of liquidity, partially offset by higher interest expense driven by a mix shift in the funding composition.

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Average earning assets increased $783.1 million, or 1.9%, from the linked quarter, largely driven by an increase of $581.3 million in average loans, an increase of $82.1 million in federal funds sold and resell agreements, and an increase of $75.8 million in interest-bearing due from banks.
•
Average interest-bearing liabilities increased $1.1 billion, or 4.0%, from the linked quarter, primarily driven by an increase of $1.6 billion in interest-bearing deposits, partially offset by a decrease of $280.1 million in borrowed funds. Average noninterest-bearing demand deposits decreased $600.9 million, or 5.9%, as compared to the linked quarter, driven by net cash disbursements within the asset servicing and other corporate trust lines of business. Compared to the linked quarter, average commercial demand deposit balances increased 2.8% during the quarter.
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Net interest margin for the third quarter was 2.46%, a decrease of five basis points from the linked quarter, driven by the increased cost of interest-bearing liabilities due to mix shift in the funding composition, partially offset by increased loan yields and earning asset mix changes. The cost of interest-bearing liabilities increased three basis points to 4.18%. Total cost of funds increased 10 basis points from the linked quarter to 3.16%. Average loan yields increased two basis points while earning asset yields increased three basis points from the linked quarter.
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On a year-over-year basis, net interest income increased $25.1 million, or 11.3%, driven by a $1.6 billion, or 7.2%, increase in average loans, partially offset by higher interest costs due to unfavorable mix shift in the composition of liabilities as well as the impact of higher short-term interest rates.
•
Compared to the third quarter of 2023, average earning assets increased $3.7 billion, or 9.8%, largely driven by an increase of $2.0 billion in interest-bearing due from banks and the increase in average loans noted above.
•
Average deposits increased 12.6% compared to the third quarter of 2023. Average noninterest-bearing demand deposit balances decreased 5.1% compared to the third quarter of 2023, driven by net cash disbursements within the commercial and institutional segments. Average demand deposit balances comprised 26.9% of total deposits, compared to 29.4% in the linked quarter and 32.0% in the third quarter of 2023.
•
Average borrowed funds decreased $280.1 million as compared to the linked quarter and $1.1 billion as compared to the third quarter of 2023, driven by short-term borrowings with the Federal Home Loan Bank and the Federal Reserve.

Noninterest income

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Third quarter 2024 noninterest income increased $13.8 million, or 9.5%, on a linked-quarter basis, largely due to:
o
$2.6 million in investment securities gains, primarily driven by increased valuations in the company's non-marketable securities compared to a $1.9 million loss in the linked quarter.
o
Increases of $2.8 million in fund services income and $1.6 million in corporate trust income, both recorded in trust and securities processing.
o
An increase of $2.7 million in company-owned life insurance and a gain of $1.1 million on the sale of a building during the third quarter of 2024, both recorded in other income. The increase in company-owned life insurance was offset by a proportionate increase in deferred compensation expense as noted below.

o
Increases of $1.7 million in both brokerage income and trading and investment banking, primarily driven by higher 12b-1 fees and money market income and increased trading volume, respectively.
o
These increases were partially offset by a decrease of $2.2 million in service charges on deposit accounts primarily due to lower healthcare income related to customer transfer and conversion.
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Compared to the prior year, noninterest income in the third quarter of 2024 increased $25.4 million, or 19.1%, primarily driven by:

o
An increase of $7.7 million in other income, primarily driven by an increase of $4.0 million in company-owned life insurance income, a $1.1 million gain on the sale of a building during the third quarter of 2024, and an increase of $0.7 million in bank-owned life insurance income. The increase in company-owned life insurance was offset by a proportionate increase in deferred compensation expense as noted below.
o
Increases of $5.2 million in fund services income, $1.8 million in corporate trust income, and $0.6 million in trust income, all recorded in trust and securities processing.
o
Increases of $3.3 million in trading and investment banking, driven by higher trading volume and $3.1 million in bankcard income, driven by increased interchange income.
o
Increases of $2.4 million in investment securities gains, primarily driven by increased valuations in the company's non-marketable securities and $2.3 million in brokerage income, driven by higher 12b-1 fees and money market income.

Noninterest expense

Summary of noninterest expense	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q3	CQ vs.	CQ vs.
	2024	2024	2023	LQ	PY
Salaries and employee benefits	$146,984	$142,861	$133,380	$4,123	$13,604
Occupancy, net	12,274	11,723	12,283	551	(9)
Equipment	15,988	15,603	17,204	385	(1,216)
Supplies and services	4,967	3,404	3,213	1,563	1,754
Marketing and business development	6,817	6,598	6,631	219	186
Processing fees	29,697	29,701	26,016	(4)	3,681
Legal and consulting	9,518	16,566	7,230	(7,048)	2,288
Bankcard	12,482	11,818	8,852	664	3,630
Amortization of other intangible assets	1,917	1,911	2,124	6	(207)
Regulatory fees	4,686	2,568	6,153	2,118	(1,467)
Other	7,124	6,314	8,355	810	(1,231)
Total noninterest expense	$252,454	$249,067	$231,441	$3,387	$21,013

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GAAP noninterest expense for the third quarter of 2024 was $252.5 million, an increase of $3.4 million, or 1.4%, from the linked quarter and an increase of $21.0 million, or 9.1% from the third quarter of 2023. Operating noninterest expense, a non-GAAP financial measure reconciled later in this release to noninterest expense, the nearest comparable GAAP measure, was $251.5 million for the third quarter of 2024, an increase of $8.3 million, or 3.4%, from the linked quarter and an increase of $22.5 million, or 9.8%, from the third quarter of 2023.
•
The linked-quarter increase in GAAP noninterest expense was driven by:

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An increase of $2.1 million in regulatory fees expense, driven primarily by changes in loss estimates related to the industry-wide FDIC special assessment levied on banks to recoup the losses related to two of the bank failures in March 2023. The results for the third quarter of 2024 include a reduction of $1.7 million in pre-tax FDIC special assessment expense while the second quarter included a reduction of $3.8 million.
o
Increases of $1.9 million in deferred compensation expense, $1.9 million in salary and wage expense, and $1.3 million in bonus and commission expense, tied to improved company performance, all recorded in salaries and employee benefits. The increase in deferred compensation expense was offset by the increase in company-owned life insurance income noted above.
o
Increases of $1.6 million in supplies driven by purchases of computers during the third quarter, $0.8 million in other expense, and $0.7 million in bankcard expense driven by higher administrative expense.
o
These increases were partially offset by a decrease of $7.0 million in legal and consulting expense driven by expense related to the announced acquisition of Heartland Financial USA, Inc. during the linked quarter.
•
The year-over-year increase in GAAP noninterest expense was driven by:
o
Increases of $5.4 million in salary and wage expense, $3.6 million in bonus and commission expense tied to improved company performance, and $2.7 million in deferred compensation expense, all recorded in salaries and employee benefits. The increase in deferred compensation expense was offset by the increase in company-owned life insurance income noted above.
o
Increases of $3.7 million in processing fees expense due to increased software subscription costs and $3.6 million in bankcard expense driven by higher administrative expense.
o
Increases of $2.3 million in legal and consulting expense related to the announced acquisition of Heartland Financial USA, Inc. and $1.8 million in supplies driven by purchases of computers during the third quarter of 2024.
o
These increases were partially offset by the following decreases:
▪
A decrease of $1.5 million in regulatory fees expense driven by the aforementioned reduction of $1.7 million in FDIC special assessment expense recorded in the third quarter of 2024.
▪
A decrease of $1.9 million in operational losses, recorded in other expense, driven by lower activity in the current period.

Income taxes

•
The company’s effective tax rate was 19.0% for the nine months ended September 30, 2024, compared to 18.1% for the same period in 2023. The increase in the effective tax rate in 2024 is primarily attributable to a smaller portion of income being earned from tax-exempt municipal securities and higher non-deductible acquisition costs in 2024.

Balance sheet

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Average total assets for the third quarter of 2024 were $43.3 billion compared to $42.5 billion for the linked quarter and $39.5 billion for the same period in 2023.

Summary of average loans and leases - QTD Average			UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q3	CQ vs.	CQ vs.
	2024	2024	2023	LQ	PY
Commercial and industrial	$10,176,502	$9,926,855	$9,852,335	$249,647	$324,167
Specialty lending	508,957	502,646	526,711	6,311	(17,754)
Commercial real estate	9,669,076	9,360,991	8,545,206	308,085	1,123,870
Consumer real estate	3,045,229	2,998,560	2,922,753	46,669	122,476
Consumer	164,105	159,743	139,384	4,362	24,721
Credit cards	613,663	617,502	477,904	(3,839)	135,759
Leases and other	209,631	239,532	287,174	(29,901)	(77,543)
Total loans	$24,387,163	$23,805,829	$22,751,467	$581,334	$1,635,696

•
Average loans for the third quarter of 2024 increased $581.3 million, or 2.4%, on a linked-quarter basis and $1.6 billion, or 7.2%, compared to the third quarter of 2023.

Summary of average securities - QTD Average	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q3	CQ vs.	CQ vs.
	2024	2024	2023	LQ	PY
Securities available for sale:
U.S. Treasury	$821,308	$900,348	$786,136	$(79,040)	$35,172
U.S. Agencies	166,250	210,151	172,832	(43,901)	(6,582)
Mortgage-backed	3,888,879	3,667,289	3,611,305	221,590	277,574
State and political subdivisions	1,240,199	1,213,000	1,275,591	27,199	(35,392)
Corporates	320,570	323,751	345,026	(3,181)	(24,456)
Collateralized loan obligations	340,604	336,273	346,426	4,331	(5,822)
Total securities available for sale	$6,777,810	$6,650,812	$6,537,316	$126,998	$240,494
Securities held to maturity:
U.S. Agencies	$116,286	$120,563	$123,165	$(4,277)	$(6,879)
Mortgage-backed	2,597,430	2,656,096	2,814,467	(58,666)	(217,037)
State and political subdivisions	2,785,138	2,798,371	2,828,029	(13,233)	(42,891)
Total securities held to maturity	$5,498,854	$5,575,030	$5,765,661	$(76,176)	$(266,807)
Trading securities	$19,743	$26,381	$17,327	$(6,638)	$2,416
Other securities	447,698	448,015	445,380	(317)	2,318
Total securities	$12,744,105	$12,700,238	$12,765,684	$43,867	$(21,579)

•
Average total securities increased 0.3% on a linked-quarter basis and decreased 0.2% compared to the third quarter of 2023.
•
At September 30, 2024, the unrealized pre-tax net loss on the available-for-sale securities portfolio was $449.4 million, or 6.0% of the $7.5 billion amortized cost balance. At September 30, 2024, the unrealized pre-tax net loss on the securities designated as held to maturity was $563.5 million, or 10.3% of the $5.5 billion amortized cost value.

Summary of average deposits - QTD Average		UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q3	CQ vs.	CQ vs.
	2024	2024	2023	LQ	PY
Deposits:
Noninterest-bearing demand	$9,502,106	$10,103,035	$10,014,686	$(600,929)	$(512,580)
Interest-bearing demand and savings	23,779,651	21,914,116	18,142,212	1,865,535	5,637,439
Time deposits	2,010,199	2,323,610	3,173,549	(313,411)	(1,163,350)
Total deposits	$35,291,956	$34,340,761	$31,330,447	$951,195	$3,961,509
Noninterest bearing deposits as % of total	26.9%	29.4%	32.0%

•
Average deposits increased 2.8% on a linked-quarter basis and 12.6% compared to the third quarter of 2023.

Capital

Capital information	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	September 30, 2024	June 30, 2024	September 30, 2023
Total equity	$3,535,489	$3,227,347	$2,806,659
Accumulated other comprehensive loss, net	(395,856)	(605,634)	(792,371)
Book value per common share	72.45	66.21	57.83
Tangible book value per common share (Non-GAAP)(i)	66.86	60.58	52.06

Regulatory capital:
Common equity Tier 1 capital	$3,691,874	$3,591,755	$3,357,986
Tier 1 capital	3,691,874	3,591,755	3,357,986
Total capital	4,324,890	4,214,712	3,955,093

Regulatory capital ratios:
Common equity Tier 1 capital ratio	11.22%	11.14%	10.77%
Tier 1 risk-based capital ratio	11.22	11.14	10.77
Total risk-based capital ratio	13.14	13.08	12.68
Tier 1 leverage ratio	8.58	8.50	8.55

(i) See reconciliation of Non-GAAP measures to their nearest comparable GAAP measures later in this release.

•
At September 30, 2024, the regulatory capital ratios presented in the foregoing table exceeded all “well-capitalized” regulatory thresholds.

Asset Quality

Credit quality	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q1	Q4	Q3
	2024	2024	2024	2023	2023
Net charge-offs - total loans	$8,454	$2,856	$3,017	$1,352	$4,618
Net loan charge-offs as a % of total average loans	0.14%	0.05%	0.05%	0.02%	0.08%
Loans over 90 days past due	$7,133	$5,644	$3,076	$3,111	$3,044
Loans over 90 days past due as a % of total loans	0.03%	0.02%	0.01%	0.01%	0.01%
Nonaccrual and restructured loans	$19,291	$13,743	$17,756	$13,212	$17,042
Nonaccrual and restructured loans as a % of total loans	0.08%	0.06%	0.08%	0.06%	0.07%
Provision for credit losses	$18,000	$14,050	$10,000	$—	$4,977

•
Provision for credit losses for the third quarter increased $4.0 million from the linked quarter and $13.0 million from the third quarter of 2023. These changes are driven largely by provision tied to the $793.3 million and $2.1 billion increases, respectively, in period-end loans from the prior periods, as well as general portfolio trends in the current period as compared to the prior periods.
•
Net charge-offs for the third quarter totaled $8.5 million, or 0.14% of average loans, compared to $2.9 million, or 0.05% of average loans in the linked quarter, and $4.6 million, or 0.08% of average loans for the third quarter of 2023.

Dividend Declaration

At the company’s quarterly board meeting, the Board of Directors approved a 2.6% increase in the quarterly cash dividend to $0.40 per share. The cash dividend will be payable on January 2, 2025, to shareholders of record at the close of business on December 10, 2024.

Conference Call

The company will host a conference call to discuss its third quarter 2024 earnings results on Wednesday, October 30, 2024, at 8:30 a.m. (CT).

Interested parties may access the call by dialing (toll-free) 833-470-1428 or (international) 404-975-4839 and requesting to join the UMB Financial call with access code 961896. The live call may also be accessed by visiting investorrelations.umb.com or by using the following link:

UMB Financial 3Q 2024 Conference Call

A replay of the conference call may be heard through November 13, 2024, by calling (toll-free) 866-813-9403 or (international) 929-458-6194. The replay access code required for playback is 489413. The call replay may also be accessed at investorrelations.umb.com.

Non-GAAP Financial Information

In this release, we provide information about net operating income, operating earnings per share – diluted (operating EPS), operating return on average equity (operating ROE), operating return on average assets (operating ROA), operating noninterest expense, operating efficiency ratio, operating pre-tax, pre-provision income (operating PTPP), operating pre-tax, pre-provision earnings per share – diluted (operating PTPP EPS), operating pre-tax, pre-provision income on a fully tax equivalent basis (operating PTPP-FTE), operating pre-tax, pre-provision FTE earnings per share – diluted (operating PTPP-FTE EPS), tangible shareholders’ equity, and tangible book value per share, all of which are non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles in the United States (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between the non-GAAP financial measures – net operating income, operating EPS, operating ROE, operating ROA, operating noninterest expense, operating efficiency ratio, operating PTPP, operating PTPP EPS, operating PTPP-FTE, operating PTPP-FTE EPS, tangible shareholders’ equity, and tangible book value per share – and the nearest comparable GAAP financial measures are reconciled later in this release. The company believes that these non-GAAP financial measures and the reconciliations may be useful to investors because they adjust for acquisition- and severance-related items, and the FDIC special assessment that management does not believe reflect the company’s fundamental operating performance.

Net operating income for the relevant period is defined as GAAP net income, adjusted to reflect the impact of excluding expenses related to acquisitions, severance expense, the FDIC special assessment, and the cumulative tax impact of these adjustments.

Operating EPS (diluted) is calculated as earnings per share as reported, adjusted to reflect, on a per share basis, the impact of excluding the non-GAAP adjustments described above for the relevant period. Operating ROE is calculated as net operating income, divided by the company’s average total shareholders’ equity for the relevant period. Operating ROA is calculated as net operating income, divided by the company’s average assets for the relevant period. Operating noninterest expense for the relevant period is defined as GAAP noninterest expense, adjusted to reflect the pre-tax impact of non-GAAP adjustments described above. Operating efficiency ratio is calculated as the company’s operating noninterest expense, net of amortization of other intangibles, divided by the company’s total non-GAAP revenue (calculated as net interest income plus noninterest income, less gains on sales of securities available for sale, net).

Operating PTPP income for the relevant period is defined as GAAP net interest income plus GAAP noninterest income, less noninterest expense, adjusted to reflect the impact of excluding expenses related to acquisitions and severance, and the FDIC special assessment.

Operating PTPP-FTE for the relevant period is defined as GAAP net interest income on a fully tax equivalent basis plus GAAP noninterest income, less noninterest expense, adjusted to reflect the impact of excluding expenses related to acquisitions and severance, and the FDIC special assessment.

Tangible shareholders’ equity for the relevant period is defined as GAAP shareholders’ equity, net of intangible assets. Tangible book value per share is defined as tangible shareholders’ equity divided by the Company’s total shares outstanding.

Forward-Looking Statements:

This press release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2023, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (SEC). In addition to such factors that have been disclosed previously: macroeconomic and adverse developments and uncertainties related to the collateral effects of the collapse of, and challenges for, domestic and international banks, including the impacts to the U.S. and global economies; sustained levels of high inflation and the potential for an economic recession on the heels of aggressive quantitative tightening by the Federal Reserve; and impacts related to or resulting from instability in the Middle East and Russia’s military action in Ukraine, such as the broader impacts to financial markets and the global macroeconomic and geopolitical environments, may also cause actual results or other future events, circumstances, or aspirations to differ from our forward-looking statements. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except to the extent required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services company headquartered in Kansas City, Missouri. UMB offers commercial banking, which includes comprehensive deposit, lending and investment services, personal banking, which includes wealth management and financial planning services, and institutional banking, which includes asset servicing, corporate trust solutions, investment banking, and healthcare services. UMB operates branches throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska, Arizona and Texas. As the company’s reach continues to grow, it also serves business clients nationwide and institutional clients in several countries. For more information, visit UMB.com, UMB Blog, UMB Facebook and UMB LinkedIn.

Consolidated Balance Sheets	UMB Financial Corporation
(unaudited, dollars in thousands)
	September 30,
	2024	2023
ASSETS
Loans	$24,990,791	$22,881,689
Allowance for credit losses on loans	(248,907)	(221,462)
Net loans	24,741,884	22,660,227
Loans held for sale	5,176	2,824
Securities:
Available for sale	7,015,998	6,330,699
Held to maturity, net of allowance for credit losses	5,474,710	5,729,697
Trading securities	35,839	24,509
Other securities	465,477	473,255
Total securities	12,992,024	12,558,160
Federal funds sold and resell agreements	399,234	248,203
Interest-bearing due from banks	6,601,866	3,556,076
Cash and due from banks	778,069	454,705
Premises and equipment, net	222,056	249,037
Accrued income	218,651	208,594
Goodwill	207,385	207,385
Other intangibles, net	65,564	73,060
Other assets	1,264,519	1,246,411
Total assets	$47,496,428	$41,464,682

LIABILITIES
Deposits:
Noninterest-bearing demand	$12,840,940	$11,254,885
Interest-bearing demand and savings	24,798,869	18,833,614
Time deposits under $250,000	1,245,532	2,834,181
Time deposits of $250,000 or more	817,251	509,072
Total deposits	39,702,592	33,431,752
Federal funds purchased and repurchase agreements	2,023,297	1,757,602
Short-term debt	1,050,000	2,300,000
Long-term debt	384,758	382,768
Accrued expenses and taxes	387,223	319,283
Other liabilities	413,069	466,618
Total liabilities	43,960,939	38,658,023

SHAREHOLDERS' EQUITY
Common stock	55,057	55,057
Capital surplus	1,138,350	1,128,239
Retained earnings	3,074,617	2,759,415
Accumulated other comprehensive loss, net	(395,856)	(792,371)
Treasury stock	(336,679)	(343,681)
Total shareholders' equity	3,535,489	2,806,659
Total liabilities and shareholders' equity	$47,496,428	$41,464,682

Consolidated Statements of Income	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
INTEREST INCOME
Loans	$416,400	$367,485	$1,202,317	$1,018,920
Securities:
Taxable interest	63,466	53,455	186,159	161,091
Tax-exempt interest	24,578	25,704	74,988	76,560
Total securities income	88,044	79,159	261,147	237,651
Federal funds and resell agreements	4,990	4,567	11,726	14,107
Interest-bearing due from banks	47,969	20,551	139,831	70,923
Trading securities	291	214	1,020	502
Total interest income	557,694	471,976	1,616,041	1,342,103
INTEREST EXPENSE
Deposits	262,599	191,919	726,999	490,368
Federal funds and repurchase agreements	27,070	23,076	82,813	71,123
Other	20,649	34,694	74,311	91,018
Total interest expense	310,318	249,689	884,123	652,509
Net interest income	247,376	222,287	731,918	689,594
Provision for credit losses	18,000	4,977	42,050	41,227
Net interest income after provision for credit losses	229,376	217,310	689,868	648,367
NONINTEREST INCOME
Trust and securities processing	74,222	66,668	213,710	190,616
Trading and investment banking	7,118	3,771	18,041	13,879
Service charges on deposit accounts	20,089	21,080	63,107	63,620
Insurance fees and commissions	282	272	832	771
Brokerage fees	15,749	13,400	42,929	40,680
Bankcard fees	22,394	19,296	66,708	56,047
Investment securities gains (losses), net	2,623	271	10,127	(4,153)
Other	16,266	8,559	47,452	40,139
Total noninterest income	158,743	133,317	462,906	401,599
NONINTEREST EXPENSE
Salaries and employee benefits	146,984	133,380	432,851	419,190
Occupancy, net	12,274	12,283	36,267	36,206
Equipment	15,988	17,204	48,094	52,139
Supplies and services	4,967	3,213	11,672	11,283
Marketing and business development	6,817	6,631	19,440	19,090
Processing fees	29,697	26,016	87,334	75,828
Legal and consulting	9,518	7,230	33,978	21,574
Bankcard	12,482	8,852	34,867	24,292
Amortization of other intangible assets	1,917	2,124	5,788	6,539
Regulatory fees	4,686	6,153	26,649	17,827
Other	7,124	8,355	19,385	25,198
Total noninterest expense	252,454	231,441	756,325	709,166
Income before income taxes	135,665	119,186	396,449	340,800
Income tax expense	26,022	22,632	75,203	61,699
NET INCOME	$109,643	$96,554	$321,246	$279,101

PER SHARE DATA
Net income – basic	$2.25	$1.99	$6.59	$5.76
Net income – diluted	2.23	1.98	6.56	5.73
Dividends	0.39	0.38	1.17	1.14
Weighted average shares outstanding – basic	48,775,072	48,525,776	48,727,914	48,492,022
Weighted average shares outstanding – diluted	49,078,497	48,762,696	48,993,581	48,737,065

Consolidated Statements of Comprehensive Income	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net income	$109,643	$96,554	$321,246	$279,101
Other comprehensive income (loss), before tax:
Unrealized gains and losses on debt securities:
Change in unrealized holding gains and losses, net	229,285	(151,753)	175,005	(145,601)
Less: Reclassification adjustment for net (gains) losses included in net income	—	(154)	(139)	279
Amortization of net unrealized loss on securities transferred from available-for-sale to held-to-maturity	9,618	10,268	27,345	30,563
Change in unrealized gains and losses on debt securities	238,903	(141,639)	202,211	(114,759)
Unrealized gains and losses on derivative hedges:
Change in unrealized gains and losses on derivative hedges, net	40,445	3,927	18,012	4,248
Less: Reclassification adjustment for net gains included in net income	(1,666)	(2,844)	(7,392)	(8,065)
Change in unrealized gains and losses on derivative hedges	38,779	1,083	10,620	(3,817)
Other comprehensive income (loss), before tax	277,682	(140,556)	212,831	(118,576)
Income tax (expense) benefit	(67,904)	34,016	(51,752)	28,940
Other comprehensive income (loss)	209,778	(106,540)	161,079	(89,636)
Comprehensive income (loss)	$319,421	$(9,986)	$482,325	$189,465

Consolidated Statements of Shareholders' Equity		UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive (Loss) Income	Treasury Stock	Total
Balance - January 1, 2023	$55,057	$1,125,949	$2,536,086	$(702,735)	$(347,264)	$2,667,093
Total comprehensive income (loss)	—	—	279,101	(89,636)	—	189,465
Dividends ($1.14 per share)	—	—	(55,772)	—	—	(55,772)
Purchase of treasury stock	—	—	—	—	(8,096)	(8,096)
Issuances of equity awards, net of forfeitures	—	(10,115)	—	—	10,834	719
Recognition of equity-based compensation	—	11,983	—	—	—	11,983
Sale of treasury stock	—	167	—	—	216	383
Exercise of stock options	—	255	—	—	629	884
Balance - September 30, 2023	$55,057	$1,128,239	$2,759,415	$(792,371)	$(343,681)	$2,806,659

Balance - January 1, 2024	$55,057	$1,134,363	$2,810,824	$(556,935)	$(342,890)	$3,100,419
Total comprehensive income	—	—	321,246	161,079	—	482,325
Dividends ($1.17 per share)	—	—	(57,453)	—	—	(57,453)
Purchase of treasury stock	—	—	—	—	(7,738)	(7,738)
Issuances of equity awards, net of forfeitures	—	(11,220)	—	—	11,923	703
Recognition of equity-based compensation	—	14,886	—	—	—	14,886
Sale of treasury stock	—	237	—	—	184	421
Exercise of stock options	—	1,433	—	—	1,842	3,275
Common stock issuance costs	—	(1,349)	—	—	—	(1,349)
Balance - September 30, 2024	$55,057	$1,138,350	$3,074,617	$(395,856)	$(336,679)	$3,535,489

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Three Months Ended September 30,
	2024		2023
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$24,387,163	6.79%	$22,751,467	6.41%
Securities:
Taxable	9,122,386	2.77	8,964,467	2.37
Tax-exempt	3,601,976	3.43	3,783,890	3.37
Total securities	12,724,362	2.96	12,748,357	2.66
Federal funds and resell agreements	328,240	6.05	303,864	5.96
Interest bearing due from banks	3,562,746	5.36	1,548,867	5.26
Trading securities	19,743	6.37	17,327	5.31
Total earning assets	41,022,254	5.47	37,369,882	5.08
Allowance for credit losses	(239,950)		(227,878)
Other assets	2,484,538		2,381,496
Total assets	$43,266,842		$39,523,500

Liabilities and Shareholders' Equity
Interest-bearing deposits	$25,789,850	4.05%	$21,315,761	3.57%
Federal funds and repurchase agreements	2,298,240	4.69	2,027,382	4.52
Borrowed funds	1,464,393	5.61	2,605,897	5.28
Total interest-bearing liabilities	29,552,483	4.18	25,949,040	3.82
Noninterest-bearing demand deposits	9,502,106		10,014,686
Other liabilities	757,379		667,920
Shareholders' equity	3,454,874		2,891,854
Total liabilities and shareholders' equity	$43,266,842		$39,523,500
Net interest spread		1.29%		1.26%
Net interest margin		2.46		2.43

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Nine Months Ended September 30,
	2024		2023
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$23,850,976	6.73%	$22,076,977	6.17%
Securities:
Taxable	9,140,270	2.72	9,179,230	2.35
Tax-exempt	3,657,837	3.44	3,816,122	3.36
Total securities	12,798,107	2.93	12,995,352	2.64
Federal funds and resell agreements	260,520	6.01	343,297	5.49
Interest bearing due from banks	3,451,537	5.41	1,935,029	4.90
Trading securities	21,333	6.88	13,071	5.56
Total earning assets	40,382,473	5.41	37,363,726	4.87
Allowance for credit losses	(230,181)		(213,744)
Other assets	2,433,597		2,322,171
Total assets	$42,585,889		$39,472,153

Liabilities and Shareholders' Equity
Interest-bearing deposits	$24,500,489	3.96%	$20,638,982	3.18%
Federal funds and repurchase agreements	2,367,985	4.67	2,273,826	4.18
Borrowed funds	1,796,230	5.53	2,319,652	5.25
Total interest-bearing liabilities	28,664,704	4.12	25,232,460	3.46
Noninterest-bearing demand deposits	9,889,099		10,816,120
Other liabilities	764,733		591,919
Shareholders' equity	3,267,353		2,831,654
Total liabilities and shareholders' equity	$42,585,889		$39,472,153
Net interest spread		1.29%		1.41%
Net interest margin		2.49		2.54

Business Segment Information	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended September 30, 2024
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$167,769	$45,341	$34,266	$247,376
Provision for credit losses	15,764	435	1,801	18,000
Noninterest income	30,223	100,687	27,833	158,743
Noninterest expense	85,198	102,565	64,691	252,454
Income (loss) before taxes	97,030	43,028	(4,393)	135,665
Income tax expense (benefit)	18,527	8,147	(652)	26,022
Net income (loss)	$78,503	$34,881	$(3,741)	$109,643

	Three Months Ended September 30, 2023
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$148,666	$43,133	$30,488	$222,287
Provision for credit losses	3,010	423	1,544	4,977
Noninterest income	23,091	86,521	23,705	133,317
Noninterest expense	81,767	87,502	62,172	231,441
Income (loss) before taxes	86,980	41,729	(9,523)	119,186
Income tax expense (benefit)	16,181	7,797	(1,346)	22,632
Net income (loss)	$70,799	$33,932	$(8,177)	$96,554

	Nine Months Ended September 30, 2024
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$485,503	$146,703	$99,712	$731,918
Provision for credit losses	34,763	1,760	5,527	42,050
Noninterest income	100,908	288,495	73,503	462,906
Noninterest expense	263,397	298,472	194,456	756,325
Income (loss) before taxes	288,251	134,966	(26,768)	396,449
Income tax expense (benefit)	53,747	25,016	(3,560)	75,203
Net income (loss)	$234,504	$109,950	$(23,208)	$321,246

	Nine Months Ended September 30, 2023
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$444,083	$148,615	$96,896	$689,594
Provision for credit losses	35,110	754	5,363	41,227
Noninterest income	71,658	257,573	72,368	401,599
Noninterest expense	251,667	268,464	189,035	709,166
Income (loss) before taxes	228,964	136,970	(25,134)	340,800
Income tax expense (benefit)	40,727	24,405	(3,433)	61,699
Net income (loss)	$188,237	$112,565	$(21,701)	$279,101

The company has strategically aligned its operations into the following three reportable segments: Commercial Banking, Institutional Banking, and Personal Banking. Senior executive officers regularly evaluate business segment financial results produced by the company’s internal reporting system in deciding how to allocate resources and assess performance for individual business segments. The company’s reportable segments include certain corporate overhead, technology and service costs that are allocated based on methodologies that are applied consistently between periods. For comparability purposes, amounts in all periods are based on methodologies in effect at September 30, 2024.

Non-GAAP Financial Measures

Net operating income Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (GAAP)	$109,643	$96,554	$321,246	$279,101
Adjustments:
Acquisition expense	2,611	70	12,592	127
Severance expense	48	2,359	324	7,736
FDIC special assessment	(1,730)	—	7,470	—
Tax-impact of adjustments (i)	(214)	(583)	(4,689)	(1,887)
Total Non-GAAP adjustments (net of tax)	715	1,846	15,697	5,976
Net operating income (Non-GAAP)	$110,358	$98,400	$336,943	$285,077

Earnings per share - diluted (GAAP)	$2.23	$1.98	$6.56	$5.73
Acquisition expense	0.06	—	0.26	—
Severance expense	—	0.05	0.01	0.16
FDIC special assessment	(0.04)	—	0.15	—
Tax-impact of adjustments (i)	—	(0.01)	(0.10)	(0.04)
Operating earnings per share - diluted (Non-GAAP)	$2.25	$2.02	$6.88	$5.85

GAAP
Return on average assets	1.01%	0.97%	1.01%	0.95%
Return on average equity	12.63	13.25	13.13	13.18

Non-GAAP
Operating return on average assets	1.01%	0.99%	1.06%	0.97%
Operating return on average equity	12.71	13.50	13.77	13.46

(i) Calculated using the company’s marginal tax rate of 23.0% for 2024 and 24.0% for 2023.

Operating noninterest expense and operating efficiency ratio Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Noninterest expense	$252,454	$231,441	$756,325	$709,166
Adjustments to arrive at operating noninterest expense (pre-tax):
Acquisition expense	2,611	70	12,592	127
Severance expense	48	2,359	324	7,736
FDIC special assessment	(1,730)	—	7,470	—
Total Non-GAAP adjustments (pre-tax)	929	2,429	20,386	7,863
Operating noninterest expense (Non-GAAP)	$251,525	$229,012	$735,939	$701,303

Noninterest expense	$252,454	$231,441	$756,325	$709,166
Less: Amortization of other intangibles	1,917	2,124	5,788	6,539
Noninterest expense, net of amortization of other intangibles (Non-GAAP) (numerator A)	$250,537	$229,317	$750,537	$702,627

Operating noninterest expense	$251,525	$229,012	$735,939	$701,303
Less: Amortization of other intangibles	1,917	2,124	5,788	6,539
Operating expense, net of amortization of other intangibles (Non-GAAP) (numerator B)	$249,608	$226,888	$730,151	$694,764

Net interest income	$247,376	$222,287	$731,918	$689,594
Noninterest income	158,743	133,317	462,906	401,599
Less: Gains on sales of securities available for sale, net	—	154	139	152
Total Non-GAAP Revenue (denominator A)	$406,119	$355,450	$1,194,685	$1,091,041

Efficiency ratio (numerator A/denominator A)	61.69%	64.51%	62.82%	64.40%
Operating efficiency ratio (Non-GAAP) (numerator B/denominator A)	61.46	63.83	61.12	63.68

Operating pre-tax, pre-provision income non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net interest income (GAAP)	$247,376	$222,287	$731,918	$689,594
Noninterest income (GAAP)	158,743	133,317	462,906	401,599

Noninterest expense (GAAP)	252,454	231,441	756,325	709,166
Adjustments to arrive at operating noninterest expense:
Acquisition expense	2,611	70	12,592	127
Severance expense	48	2,359	324	7,736
FDIC special assessment	(1,730)	—	7,470	—
Total Non-GAAP adjustments	929	2,429	20,386	7,863
Operating noninterest expense (Non-GAAP)	251,525	229,012	735,939	701,303
Operating pre-tax, pre-provision income (Non-GAAP)	$154,594	$126,592	$458,885	$389,890

Net interest income earnings per share - diluted (GAAP)	$5.04	$4.56	$14.94	$14.15
Noninterest income (GAAP)	3.24	2.73	9.45	8.24
Noninterest expense (GAAP)	5.15	4.74	15.44	14.55
Acquisition expense	0.06	—	0.26	—
Severance expense	—	0.05	0.01	0.16
FDIC special assessment	(0.04)	—	0.15	—
Operating pre-tax, pre-provision earnings per share - diluted (Non-GAAP)	$3.15	$2.60	$9.37	$8.00

Operating pre-tax, pre-provision income - FTE Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net interest income (GAAP)	$247,376	$222,287	$731,918	$689,594
Adjustments to arrive at net interest income - FTE:
Tax equivalent interest	6,601	6,559	19,524	19,689
Net interest income - FTE (Non-GAAP)	253,977	228,846	751,442	709,283

Noninterest income (GAAP)	158,743	133,317	462,906	401,599

Noninterest expense (GAAP)	252,454	231,441	756,325	709,166
Adjustments to arrive at operating noninterest expense:
Acquisition expense	2,611	70	12,592	127
Severance expense	48	2,359	324	7,736
FDIC special assessment	(1,730)	—	7,470	—
Total Non-GAAP adjustments	929	2,429	20,386	7,863
Operating noninterest expense (Non-GAAP)	251,525	229,012	735,939	701,303
Operating pre-tax, pre-provision income - FTE (Non-GAAP)	$161,195	$133,151	$478,409	$409,579

Net interest income earnings per share - diluted (GAAP)	$5.04	$4.56	$14.94	$14.15
Tax equivalent interest	0.13	0.13	0.39	0.40
Net interest income - FTE (Non-GAAP)	5.17	4.69	15.33	14.55
Noninterest income (GAAP)	3.24	2.73	9.45	8.24
Noninterest expense (GAAP)	5.15	4.74	15.44	14.55
Acquisition expense	0.06	—	0.26	—
Severance expense	—	0.05	0.01	0.16
FDIC special assessment	(0.04)	—	0.15	—
Operating pre-tax, pre-provision income - FTE earnings per share - diluted (Non-GAAP)	$3.28	$2.73	$9.76	$8.40

Tangible book value non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	As of September 30,
	2024	2023
Total shareholders' equity (GAAP)	$3,535,489	$2,806,659
Less: Intangible assets
Goodwill	207,385	207,385
Other intangibles, net	65,564	73,060
Total intangibles, net	272,949	280,445
Total tangible shareholders' equity (Non-GAAP)	$3,262,540	$2,526,214

Total shares outstanding	48,797,672	48,529,097

Ratio of total shareholders' equity (book value) per share	$72.45	$57.83
Ratio of total tangible shareholders' equity (tangible book value) per share (Non-GAAP)	66.86	52.06